Exhibit 99.1

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. Announces Hiring of David F. Farnsworth as Chief Credit Officer

Ontario, CA, July 7, 2016 – CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”), is pleased to announce that David F. Farnsworth has been hired as the new Chief Credit Officer for CVBF and CBB (collectively, the “Company”).

Mr. Farnsworth will replace James F. Dowd, the Company’s previous Chief Credit Officer, who retired from the Company, effective on July 1, 2016. Mr. Dowd’s retirement was previously disclosed by the Company in a Form 8-K dated April 12, 2016. Mr. Farnsworth is expected to commence employment with the Company on July 18, 2016.

Dave Farnsworth started his banking career over 30 years ago and has been employed in credit management and line positions since 1984. Mr. Farnsworth began his employment with Key Bank and, over a sixteen-year period, progressed to senior vice president and regional credit risk manager. Thereafter, he held senior credit management positions with US Bank, AmSouth Bank, and most recently was Executive Vice President, Global Risk Management, and National CRE Risk Executive at BBVA Compass in Denver, Colorado. Mr. Farnsworth received his bachelor’s degree in Accounting and Business Administration from Utah State University.

Chris Myers, President and Chief Executive Officer of the Company, stated: “We are pleased to be able to find and hire a CCO with significant leadership experience at both line and credit management positions. Dave’s collaborative and team building approach should fit well with our culture.” Myers added, “Dave has worked for larger organizations and overseen diverse lending segments in numerous geographies. His experience and broader perspective will help us in many ways as we approach $10 billion in assets and expand our geographic footprint.”

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. The Bank is the ninth largest bank holding company headquartered in California with assets of approximately $7.9 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank has 43 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.